FIRST CHARTER CORPORATION                                             Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)

                                                                    Nine Months Ended

 (Dollars in thousands, except per share amounts)              Sept. 30,      Sept. 30,
                                                                 1997           1996

 NET INCOME PER SHARE COMPUTED AS FOLLOWS:
 PRIMARY:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $        7,401   $      6,540
 2.  Weighted average common shares outstanding  . . . .         7,563,458      7,539,942
 3.  Incremental shares under stock options
       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods  . . . . . . . . . . . .            69,332         45,331
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         7,632,789      7,585,273
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.97  $        0.87
       (Item 1 Divided by Item 4)


 FULLY DILUTED:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $        7,401  $       6,540
 2.  Weighted average common shares outstanding  . . . .         7,563,458      7,539,942
 3.  Incremental shares under stock options
       computed under the treasury stock method
       using the higher of the average or ending
       market price of issuer's stock at the end
       of the periods  . . . . . . . . . . . . . . . . .            93,021         45,331
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         7,656,479      7,585,273
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.97  $        0.87

       (Item 1 Divided by Item 4)

FIRST CHARTER CORPORATION                                             Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)

                                                                   Three Months Ended

 (Dollars in thousands, except per share amounts)                Sept. 30     Sept. 30,
                                                                  1997          1996


 NET INCOME PER SHARE COMPUTED AS FOLLOWS:
 PRIMARY:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $        2,525  $       2,188
 2.  Weighted average common shares outstanding  . . . .         7,556,975      7,560,871
 3.  Incremental shares under stock options
       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods  . . . . . . . . . . . .            94,495         43,589
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         7,651,470      7,604,460
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.33  $        0.29
       (Item 1 Divided by Item 4)


 FULLY DILUTED:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $        2,525  $       2,188
 2.  Weighted average common shares outstanding  . . . .         7,556,975      7,560,871
 3.  Incremental shares under stock options
       computed under the treasury stock method
       using the higher of the average or ending
       market price of issuer's stock at the end
       of the periods  . . . . . . . . . . . . . . . . .            94,495         44,442
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         7,651,470      7,605,313
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.33  $        0.29

       (Item 1 Divided by Item 4)